UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2019 (January 9, 2019)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)
On January 9, 2019, Patrick J. Norton, currently a director of Greif, Inc. (the “Company”), announced that he will not stand for re-election and is retiring from the Company’s Board of Directors (the “Board”) as of the end of his current term of office, which will expire prior to the Company’s 2019 annual meeting of stockholders, expected to be held on February 26, 2019 (the “2019 Annual Meeting”). Mr. Norton has been a director of the Company since 2003. Mr. Norton’s decision to retire and not stand for re-election is not the result of any disagreement with the Company.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Item 5.03(a)

As of January 9, 2019, the Board adopted an amendment to the Company’s By-Laws to decrease the size of the Board from ten to nine, effective prior to the 2019 Annual Meeting. The full text of the amendment to the By-Laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment to By-Laws adopted by the Board of Directors of Greif, Inc. on January 9, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: January 10, 2019	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President, General Counsel and Secretary